Exhibit 99.1

ACTIVE NETWORK ANNOUNCES MANAGEMENT CHANGES AND PROVIDES

POSITIVE PRELIMINARY 2013 FIRST QUARTER RESULTS

—     Jon Belmonte Named Interim CEO

—     Company Reports Strong First Quarter 2013 Revenue

—     First Quarter 2013 Adjusted EBITDA Will Exceed Previously Provided Guidance

SAN DIEGO, CALIF. – May 1, 2013 – ACTIVE Network (NYSE: ACTV), the leader in cloud-based Activity and Participant Management™ (APM) solutions, today announced several changes in its senior leadership as the Company continues to focus on strengthening its long-term operational and financial performance. The Company also announced strong first quarter 2013 revenue and Adjusted EBITDA that was better than previously provided guidance. Detailed first quarter 2013 financial results will be announced on May 2, 2013.

Jon Belmonte, a former Chief Media Officer and Chief Operating Officer at the Company, has been named interim Chief Executive Officer, effective immediately. He succeeds Matthew Landa, who has resigned as CEO. In addition, David Alberga has resigned as Executive Chairman of the Company and as Chairman of the Board of Directors, effective immediately. Messrs. Landa and Alberga will both remain members of the Board; their terms expire at the Company’s Annual Meetings of Stockholders in 2013 and 2014, respectively. Mr. Belmonte has been nominated by the Board to serve as a director and will stand for election at the Company’s 2013 Annual Meeting of Stockholders.

The ACTIVE Network Board has initiated a search process and will retain a leading executive search firm to identify a permanent CEO. The search process will include a full review of internal and external candidates.

“Jon Belmonte is a proven executive with more than 10 years of senior leadership experience at ACTIVE Network,” said Bruns Grayson, Presiding Director of the ACTIVE Network Board. “Jon is focused on driving improved operational efficiency and enhanced financial performance. The Board recognizes the strong long-term growth potential for ACTIVE Network and believes the time is right for new leadership to prioritize and accelerate the Company’s strategic and financial goals. We will work expeditiously to identify a new leader who will bring a fresh perspective and enable the Company to achieve its full potential for the benefit of its customers, employees, stockholders and other constituencies.”

“On behalf of the Board of Directors and everyone at ACTIVE Network, I thank Matt and Dave for their leadership and contributions to the Company,” added Mr. Grayson.

ACTIVE Network noted that the resignations of Messrs. Landa and Alberga are not related to any disputes with the Board or issues regarding the integrity of the Company’s financial statements or accounting policies and practices.

First Quarter 2013 Financial Results

ACTIVE Network today announced selected preliminary results for the first quarter of 2013. First quarter total net revenue increased year-over-year by 12% to $106 million. Net loss narrowed year-over-year by 25% to $15.2 million and Adjusted EBITDA, a non-GAAP financial measure, was $6.1 million, a record for the first quarter.

ACTIVE Network will release its detailed results for the first quarter after market close on Thursday, May 2, 2013. The Company will host a conference call to discuss the results at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) that day. The conference call dial-in number is (877) 546-5019 for domestic participants and (857) 244-7551 for international participants. A live webcast of the conference call will also be available and can be accessed within the investor relations section of the ACTIVE Network corporate website at: http://investors.activenetwork.com/.

About Jon Belmonte

Jon Belmonte, 45, has served as Principal of Cedar Ridge Ventures, a private investment firm, since January 2012. He previously served as the Company’s Chief Media Officer from February 2011 until December 2011 and as the Company’s Chief Operating Officer from April 2000 to February 2011. From April 1999 until April 2000, Mr. Belmonte was a co-founder and vice president of strategy and business development of LeagueLink, a web-based service for administering recreational sports leagues. The Company acquired LeagueLink in April 2000. Prior to joining LeagueLink, Mr. Belmonte worked as a strategy consultant for Boston Consulting Group, a global management consulting company. Mr. Belmonte serves on the board of directors of two private companies. Mr. Belmonte earned a B.S.E. from University of Pennsylvania’s Wharton School of Business and an M.B.A. from Northwestern University, Kellogg School of Management.

About ACTIVE Network

ACTIVE Network (NYSE: ACTV) is on a mission to make the world a more active place. With deep expertise in Activity and Participant Management™ (APM) solutions, our ACTIVE Works® cloud technology helps organizations transform and grow their businesses. We do this through technology solutions that power the world’s activities, as well as online destinations such as ACTIVE.com® that connect people with the things they love to do. Serving over 50,000 global business customers and driving over 80 million transactions annually, we help organizations get participants, manage their events and build communities. ACTIVE Network is headquartered in San Diego, California and has over 30 offices worldwide. Learn more at ACTIVEnetwork.com or ACTIVE.com and engage with us on Twitter @ACTIVEnetwork, @ACTIVE and on Facebook.

Note With Respect to Non-GAAP Financial Measures

In addition to using GAAP financial results, the Company’s management measures and reports non-GAAP financial measures, including Adjusted EBITDA. The most directly comparable GAAP financial result for Adjusted EBITDA, which is not a recognized term under GAAP, is Net income (loss). Management uses Adjusted EBITDA to evaluate the Company’s performance and operations. Management also uses Adjusted EBITDA for business planning, to evaluate acquisition opportunities and as a measurement to create incentives and to compensate the Company’s management team. In addition, management believes the exclusion or inclusion of certain amounts in calculating Adjusted EBITDA can provide a useful measure to investors for period-to-period comparisons. This non-GAAP financial measure, however, should be used in addition to, and in conjunction with, the Company’s financial results presented in accordance with GAAP. The Company strongly encourages investors to review its financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare the Company’s results with other companies’ non-GAAP financial measures having the same or similar names. Please see Reconciliation of Net income (loss) to Adjusted EBITDA below for a reconciliation of our GAAP to non-GAAP financial measures:

Adjusted EBITDA:

	Three Months Ended March 31,
	2013	2012
Net loss	$(15,228)	$(20,338)
Add back: interest expense, net	167	126
Add back: provision for income taxes	1,318	611
Add back: depreciation and amortization	15,399	14,976
Add back: stock-based compensation	3,926	3,029
Add back: other (income) expense, net	553	(1,401)

Adjusted EBITDA	$6,135	$(2,997)

Forward-Looking Statements

The Active Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, including the Company’s ability to generate revenue and control expenses in order to achieve and maintain profitability, the Company’s ability to maintain an adequate rate of growth, including growing its registrations and revenue from registrations, and the Company’s ability to successfully manage its acquisitions and investments in businesses, applications and technologies, as well as the other risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which are expressly incorporated herein by reference, and other factors as may periodically be described from time to time in the reports it files with the Securities and Exchange Commission. As a result of these risks and uncertainties, the Company’s actual results may differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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©2013 The Active Network, Inc. All rights reserved. ACTIVE.com, ACTIVE Works and StarCite are registered trademarks of The Active Network, Inc. ACTIVE Network is a trademark of The Active Network, Inc. All other trademarks are the property of their respective owners.

Media Contact:	Investor Contact:

Kristin Carroll, ACTIVE Network	Brinlea Johnson, The Blueshirt Group
Kristin.Carroll@ACTIVEnetwork.com	Brinlea@BlueshirtGroup.com
1-858-964-3834	1-212-331-8424

Allise Furlani, The Blueshirt Group
Allise@BlueshirtGroup.com
1-212-331-8433